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                                   EXHIBIT 21

                                  SUBSIDIARIES

                                                    State or Other
                                                   Jurisdiction of
Parent                                              Incorporation
------                                             ---------------

High Country Bancorp, Inc.                             Colorado



Subsidiaries (1)
----------------

Salida Building and Loan Association                 United States




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(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in Item 7 hereof.